Exhibit 5.1

August 19, 2021

PharmaCyte Biotech, Inc.
23046 Avenida de la Carlota, Suite 600

Laguna Hills, CA 92653

Re:	PharmaCyte Biotech, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PharmaCyte Biotech, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as filed with the United States Securities and Exchange Commission (the “Commission”) on April 5, 2021, and as further amended or supplemented from time to time to the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the sale of an aggregate of $13,267,742.20 of (1) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (2) warrants for the purchase of Common Stock (“Warrants” and, together with the shares of Common Stock, the “Securities”).

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company (formerly DJH International, Inc.) filed with the Nevada Secretary of State on October 28, 1996, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Company; (c) the resolutions adopted by the Company’s board of directors authorizing the issuance and sale of the Securities pursuant to the Registration Statement, amongst other items (the “Directors’ Resolutions”); and (d) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

PharmaCyte Biotech, Inc.

August 19, 2021

The opinion expressed below is based on the assumption that: (a) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (b) the shares of Common Stock will continue to be duly and validly authorized on the dates that the shares of Common Stock are issued, and, upon the issuance of any of shares of Common Stock, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Securities, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles, as may be further amended; and (c) the Securities will issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, with respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when, as and if: (a) the Board of Directors or any duly appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Offered Common Stock and authorize their issuance and sale in accordance with the Articles, including the reservation of a sufficient number of shares of Common Stock; (b) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (c) the Company receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly appointed pricing committee (including any Offered Common Stock duly issued upon exchange, exercise or conversion of any Warrants that are exchangeable, exercisable or convertible into Offered Common Stock), the issuance and sale of the shares of Offered Common Stock will have been duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

PharmaCyte Biotech, Inc.

August 19, 2021

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus Supplement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP
Ballard Spahr LLP